EXHIBIT TO BE FILED BY EDGAR



            3.  By filing the following  exhibits and financial  statements in Item 6 thereof:
                  Exhibits

                  F-1(e) -        Opinion of Berlack, Israels & Liberman LLP.

                  F-2(c) -        Opinion of Ballard Spahr Andrews & Ingersoll.

                  H      -        GPU Capitalization as at September 30, 1997
                                  and Pro Forma Adjustments.